Exhibit 10.15

FULTON FINANCIAL CORPORATION
AMENDMENT NO. 1 TO
2011 DIRECTORS’ EQUITY PARTICIPATION PLAN
This Amendment No. 1 amends the Fulton Financial Corporation 2011 Directors’ Equity Participation Plan, effective beginning April 28, 2011 (the “Plan”).
WHEREAS, Fulton Financial Corporation (the “Company”) desires to amend the Plan to: (a) revise the definition of “Change in Control” to harmonize such definition with the definition used in the Company’s agreements with executive officers and other employees; and (b) add restricted stock units (RSUs”) to the types of awards that may be granted under the Plan, and incorporate such RSUs into all applicable provisions of the Plan.
WHEREAS, pursuant to Section 7.1 of the Plan, the Board of Directors of the Company has the authority to make such an amendments to the Plan.
WHEREAS, the Board also desires to amend the Plan to provide the Human Resources Committee of the Board of Directors (the “Committee”) with the ability to amend, modify or suspend the Plan or any provisions thereof.
WHEREAS, the Board has received advice from the Company’s counsel and outside counsel that the amendments do not require the approval of shareholders under existing laws, rules and regulations of the Securities and Exchange Commission or NASDAQ.
WHEREAS, the Board of Directors of the Company has approved the amendments to the Plan.
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2018 as follows.

1.	Section 1.2(d) is hereby amended and restated to read in its entirety as follows:
“(d)     “Change in Control” of the Company shall be deemed to have occurred when:
(i) during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (1) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and (2) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(ii) the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in

Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (1) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) of this definition);
(iii) the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (1)  more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (3) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) of this paragraph (iii) will be deemed to be a “Non‑ Qualifying Transaction”);
(iv) the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or
(v) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.
Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates shall not constitute a Change in Control for purposes of this Agreement.”

2.	The following definitions in Section 1.2 are each hereby amended and restated to read in its respective entirety as follows:

“(k) “Dividend Equivalent” means, with respect to a share of Restricted Stock Award or RSUs, an amount equal to the cash dividend paid on one share of Common Stock during the Restriction Period applicable to the Restricted Stock or RSU Award. All Dividend Equivalents

shall be reinvested in the Restricted Stock or RSU Award, as applicable, at a purchase price equal to the Fair Market Value on the dividend date.
(l) “Earned” means, in relation to a Restricted Stock or RSU Award subject to Performance Goals, that the performance of the Company meets or exceeds the Performance Goal or Goals established by the Committee relating to such Restricted Stock or RSU Award.
(s) “Performance Goals” shall mean, with respect to a Performance Measure, the objective financial performance target level or levels set by the Committee that are to be attained during a Performance Period as a condition to earning a Stock Option, Restricted Stock or RSU Award. In setting Performance Goals, the Committee may, but shall not be required to, do so with reference to the performance goals attained by other companies in a Fulton peer group chosen by the Committee.
(t) “Performance Measures” means one or more of the following: (i) total shareholder return; (ii) return on shareholders’ equity; (iii) return on capital; (iv) earnings per share; (v) net income; (vi) Fair Market Value of Common Stock, (vii) return on assets, or (viii) such other Performance Measure as may be established by the Committee. The Committee shall determine a minimum performance level below which no Restricted Stock or RSU Award or, to the extent applicable, no Stock Options, shall be Earned and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of shares subject to a Restricted Stock or RSU Award or, to the extent applicable, the number of shares under Stock Options granted, based upon the Company’s achievement relative to the Performance Goals. The Committee may adjust the Performance Goals and Performance Measures to reflect significant unforeseen events.
(u) “Performance Period” means, in relation to Stock Options, Restricted Stock or RSU Awards, any period for which Performance Goals have been established.
(x) “Restricted Stock Award” means an Award of Common Stock granted to a Participant pursuant to Article IV that is subject to a Restriction Period.
(y) “Restricted Stock Units” or “RSU” means an Award of units to acquire one shares of Common Stock per unit, granted to a Participant pursuant to Article IV that is subject to a Restriction Period.
(z) “Restriction Period” means, (i) in relation to Stock Options, the period of time (if any) prior to which such Stock Options may not be exercised and (ii) in relation to Restricted Stock or RSU Awards, the period of time (if any) during which (1) such shares are subject to forfeiture pursuant to the Plan and (2) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.
(aa) “Retirement” means termination from service as a Non-Employee Director with the Company, a Company subsidiary or as a member of any advisory board established by the Company or any Company subsidiary, as applicable (i) after the Participant has completed a minimum number of years of service (as established by the Committee from time to time) on the Board, a Company subsidiary board of directors or a Company or Company subsidiary advisory board, (ii) because the Participant has reached a mandatory board retirement age (if any) implemented for the Company, a Company subsidiary board or a Company or Company subsidiary advisory board, or (iii) termination from Board service under other circumstances that the Committee deems equivalent to retirement.
(bb) “Stock Award” means an award of Common Stock granted to a Participant pursuant to Article II that is not subject to a Restriction Period.
(cc) “Stock Option” means a right granted to a Participant pursuant to Article III to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.
(dd) “Vest” means, (i) in relation to Stock Options, that the Restriction Period relating to such Stock Options has expired and that such Stock Options may be exercised (subject to any other applicable terms and conditions) and (ii) in relation to Restricted Stock or RSU Award, that the Restriction Period relating to such Restricted Stock or RSU Award has expired and that such Restricted Stock Award or shares of Common Stock underlying a Restricted Stock Units Award is the unrestricted property of the Participant (subject to any other applicable terms and conditions).”

3.	Section 1.4 is hereby amended and restated to read in its entirety as follows:

“1.4 - TYPES OF GRANTS UNDER THE PLAN
Awards under the Plan may be in the form of any one or more of the following:
(a) Stock Awards;
(b) Nonstatutory Stock Options;
(c) Restricted Stock Awards; and
(d) Restricted Stock Unit Awards.”

4.	Section 1.5(a) is hereby amended and restated to read in its entirety as follows:

“1.5 - SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION
(a) A maximum of 500,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of any Awards authorized for issuance under Section 1.4. The total number of shares authorized is subject to adjustment as provided in Section 6.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. In the discretion of the Committee, fractional shares may be issued under the Plan or Awards may be rounded up to next whole share of Common Stock.”
5. Article IV is hereby amended and restated to read in its entirety as follows:

“ARTICLE IV.
RESTRICTED STOCK AWARDS
4.1 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS AWARDS
The Committee may grant Restricted Stock or RSU Awards to Participants subject to such terms and conditions as the Committee shall determine, as set forth in the Restricted Stock or RSU Award agreement referenced in Section 4.2, provided that each Restricted Stock or RSU Award shall be subject to a Restriction Period prior to Vesting and may be subject to the attainment of specified Performance Goals prior to being Earned.
4.2 - RESTRICTED STOCK OR RESTRICTED STOCK UNITS AWARD AGREEMENTS
Each Restricted Stock or RSU Award shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares or units awarded, the terms and conditions of the Award including the Restriction Period and, as applicable, any required Performance Goals.
4.3 - AWARDS AND CERTIFICATES
Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions, if any. Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall reregister the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.
Restricted Stock Units awarded shall be evidenced by the RSU Award agreement until the applicable Restriction Period ends and, as applicable, such Award is Earned upon achievement of applicable Performance Goals. After the lapse or waiver of the restrictions imposed upon the RSU Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock underlying the RSU Award with respect to which the restrictions have lapsed or been waived, or shall reregister the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.
4.4 - RESTRICTION PERIOD
At the time a Restricted Stock or RSU Award is made, the Committee shall establish a Restriction Period applicable to such Award and, upon expiration or lapse of a Restriction Period, the Restricted Stock or RSU Award shall Vest and the shares subject to the Restricted Stock Award, or issuable under the RSU Award shall become the unrestricted property of the Participant. The Committee may provide for the lapse of such restrictions in installments or all at one time and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

4.5 - OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS
Shares of Common Stock subject to Restricted Stock Awards or underlying RSU Awards shall be subject to the following terms and conditions:
(a) Except as otherwise provided in the Plan or in the Award agreement, the Participant shall not have all the rights of a shareholder of the Company, including the right to vote the shares;
(b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock or RSU Award shall entitle a Participant to Dividend Equivalents that are reinvested to purchase additional shares of Common Stock subject to the same terms, conditions, and restrictions that apply to the Restricted Stock or RSU Award with respect to which such Dividend Equivalents were credited;
(c) Any other terms and conditions as the Committee may elect to include in the Award agreement as described in Section 4.2.
4.6 - TERMINATION OF BOARD SERVICE
(a) In the event a Participant’s Board service terminates during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of board service during the Restriction Period, all restrictions shall lapse on the full number of shares or units subject to restriction.
(b) If a Participant’s Board service is terminated during the Restriction Period for any reason other than one listed in (a) above, the Participant shall forfeit all shares or units subject to restriction.
(c) Notwithstanding Sections 4.6(a) and 4.6(b), in the event a Participant’s Board service is terminated during the Restriction Period under special circumstances recognized as such by the Committee, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.
4.7 - CHANGE IN CONTROL PROVISIONS
In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock or RSU Awards shall lapse, and all outstanding Restricted Stock or RSU Awards shall Vest and be Earned, as of the date of such Change in Control.”
6. Section 6.9 is hereby amended and restated to read in its entirety as follows:

“6.9 - TERMINATION OF BOARD SERVICE--CERTAIN FORFEITURES; CLAW-BACK
Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 3.4(d) and 4.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or receive payment of any or Restricted Stock or RSU Award if the Participant is discharged from Board service for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, in any such case and notwithstanding any other provision of the Plan to the contrary, in the event that a Participant received or is entitled to cash or the delivery or Vesting of Common Stock pursuant to an Award during the 12 month period prior to the Participant’s discharge from

Board service, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an Award (or its economic value as of: (i) the date of the exercise of Stock Options ; (ii) the date immediately following the end of the Restriction Period for Restricted Stock or RSU Awards or (iii) the date of grant or payment with respect to Stock Awards, as the case may be). The Committee’s right to require forfeiture under this Section 6.9 must be exercised within 90 days after discharge from Board service.
 In addition to the foregoing, the Company may subject this Plan and any Awards made hereunder to any “claw-back policy” adopted subsequent to the date of this Plan.”
7. Section 6.10 is hereby amended and restated to read in its entirety as follows:

“6.10 - SUBSTITUTED OR ASSUMED AWARDS.
Stock Options, Restricted Stock or RSU Awards may be granted under the Plan from time to time in substitution for stock options or restricted stock (or such options, restricted stock or restricted stock units may be assumed by the Company), held by current or former employees or directors, or other optionees or holders of restricted stock, of a corporation which becomes or is about to become an Affiliate of the Company as the result of a merger or consolidation of such corporation with the Company or one of its Affiliates, or the acquisition by the Company or one of its Affiliates of the assets of such corporation, or the acquisition by the Company or one of its Affiliates of stock of such corporation as the result of which it becomes an Affiliate. The terms and conditions of the Stock Options, Restricted Stock or RSU Awards so granted or assumed may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options or restricted stock being substituted or assumed.”
8. Section 7.1 is hereby amended and restated to read in its entirety as follows:

“7.1 - AMENDMENT AND TERMINATION

The Board of Directors or the Committee may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, regulation, or applicable listing requirements for the Company’s Common Stock, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan) or to “materially amend” the Plan under applicable listing requirements for the Company’s Common Stock. No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to such Participant without the consent of such Participant.”

All other provisions of the Plan, except as amended herein, remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 is executed by this 20th day of December, 2017.
FULTON FINANCIAL CORPORATION

By: _/s/ Bernadette M. Taylor______________
Name:    Bernadette M. Taylor
Title:    Senior Executive Vice President and
Chief Human Resources Officer